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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 2008 (except Note 24, as to which the date is July 8, 2008), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-150977) and related Prospectus of Vought Aircraft Holdings, Inc. dated July 17, 2008.

                      /s/ Ernst & Young LLP

Dallas, Texas
July 15, 2008

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  Exhibit 23.1